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                                                               Exhibit 10.9.2(a)

                              BIG CITY BAGELS, INC.
                                99 Woodbury Road
                           Hicksville, New York 11801

                                                    As of June 11, 1997

Stanley Weinreb
Meadow Lane
Millneck, New York  11765

Dear Mr. Weinreb:

                  Reference is made to the Consolidation Agreement and Promissory Note, dated April 30, 1996 among Big City Bagels, Inc. ("Company"), Pumpernickel Partners, L.L.P. and you ("Promissory Note"). This will confirm your agreement that you have permitted the Company to delay monthly payments to you under the Promissory Note since April 1, 1997 and the Company may continue to defer monthly payments to you as scheduled under the Promissory Note until the earlier of (i) January 1, 1998 or (ii) such time as the Company has $750,000 in funds in bank accounts, money market funds and United States Treasury Bills. The principal amount of any deferred payments shall continue to bear interest at the rate of 10% per annum.

                  This will also confirm that you have agreed that until December 31, 1997, you will loan to the Company, up to $100,000, in $10,000 increments each, within three business days after you have received notice from the Company, which notice may only be given if the Company has less than $25,000 of funds in bank accounts, money market funds and United States Treasury Bills. Any funds loaned to the Company pursuant to this paragraph will bear interest at the rate of 12% per annum and shall be payable on the earlier of (i) June 30, 1998 or (ii) such time as the Company has $750,000 of funds in bank accounts, money market funds and United States Treasury Bills. If and when the principal amount of such loans by you to the Company exceeds $50,000, the Company will secure your loan (which will be payable pari passu with any similar loans that are made to the Company by Stanley Weinreb and Stanley Raphael) with a first priority security interest in the Company's equipment (subordinate only to existing liens on such equipment) reflected in the fixed assets on the Company's balance sheet. The provisions of the final four paragraphs of the Promissory Note shall apply to these new loans as if they were restated herein in their entirety.

                  Please confirm your agreement to the foregoing (which confirmation and agreement shall serve as an amendment to the Promissory Note) by countersigning a copy of this letter.

                                            Very truly yours,

                                            BIG CITY BAGELS, INC.



                                            By:
                                               -------------------------------
                                                 Mark Weinreb, Chairman

Accepted and agreed to:



----------------------------
Stanley Weinreb

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